Exhibit 3.13

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(c) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c) HEREOF.

                               SENIOR SECURED NOTE
                               -------------------

July 27, 2007

Note No.:  SS-1                                                       $1,500,000

         FOR VALUE RECEIVED, FREEHAND SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of VISION Opportunity Master Fund, Ltd. or its permitted assigns (the "Holder") the principal amount of one million five hundred thousand Dollars ($1,500,000) when due, whether upon maturity, acceleration, redemption or otherwise, and to pay interest ("Interest") on the unpaid principal balance hereof upon maturity, or earlier upon acceleration or prepayment pursuant to the terms hereof, at the Applicable Interest Rate (as defined in Section 2). Interest on this Note payable upon maturity, or earlier upon acceleration or prepayment pursuant to the terms hereof, shall accrue from the Issuance Date (as defined in Section 2) and shall be computed on the basis of a 365-day year and actual days elapsed.

         (1) Payments of Principal and Interest. All payments under this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Interest on the Principal, together with the Principal, shall be paid on the Maturity Date (as defined in Section 2). The Company has no right, but under certain circumstances has an obligation, to make payments of Principal of this

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Note prior to the Maturity Date, except as set forth in Section 3 hereof.
Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day (as defined in Section 2), the same shall instead be due on the next succeeding day that is a Business Day.

         (2) Certain Defined Terms. Each capitalized term used in this Note, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated as of July 27, 2007, pursuant to which this Note is issued (as such agreement may be amended, restated, supplemented or modified from time to time as provided therein, the "Securities Purchase Agreement"). For purposes of this Note, the following terms shall have the following meanings:

                  (a) "Applicable Interest Rate" means the Interest Rate, or, for so long as an Event of Default shall have occurred and be continuing, the Default Rate.

                  (b) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

                  (c) "Change of Control" means (1) the consolidation, merger or other business combination of the Company with or into another Person (other than (i) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, a majority of the combined voting power of the surviving entity or entities entitled to vote generally for the election of a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (2) the sale or transfer of all or substantially all of the Company's assets; or (3) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding Common Shares.

                  (d) "Default Rate" means the per annum interest rate equal to the sum of (i) the Interest Rate plus (ii) 200 basis points.

                  (e)      "Dollars" or "$" means United States Dollars.

                  (f) "Governmental Authority" means the government of the United States of America or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company, or any of their respective properties, assets or undertakings.

                  (g) "Interest Amount" means as of any date, with respect to any Principal, all accrued and unpaid Interest (including any Interest at the Default Rate) on such Principal through and including such date.

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

                  (h) "Interest Rate" shall mean the per annum interest rate equal to eight percent (8%).

                  (i) "Issuance Date" means the date of issuance of this Note pursuant to the Securities Purchase Agreement.

                  (j) "Maturity Date" means April 1, 2009 unless such date is not a Business Day, in which case "Maturity Date" shall mean the first Business Day following April 1, 2009.

                  (k) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

                  (l) "Prepayment Notice" means a written notice from the Company to Holder indicating the Company's commitment to prepay a specified amount of Principal, together with the applicable Interest Amount with respect thereto on the applicable Prepayment Date.

                  (m) "Principal" means the outstanding principal amount of this Note as of any date.

                  (n) "SEC" means the U.S. Securities and Exchange Commission, or any successor thereto.

                  (o)      "U.S." means the United States of America.

         (3) Principal Payments.
             ------------------

                  (a)      Optional Principal Prepayments.
                           ------------------------------

                           (i) General. The Company shall have the right at any time not less than ten (10) Business Days following the receipt by Holder of a Prepayment Notice from the Company, to voluntarily prepay this Note (an "Optional Prepayment"), in whole or in part, for an amount in cash equal to the sum of (A) the Principal then being prepaid pursuant to this Section 3(a) (the "Optional Prepayment Amount") and
         (B) the Interest Amount with respect to such Principal as of the applicable prepayment date (the "Optional Prepayment Date") (collectively, the "Required Prepayment Amount"); provided, however, that the Company may not take such action unless it simultaneously takes the same action with respect to the same percentage of the outstanding principal amount of each outstanding Note.

                           (ii) Mechanics of Optional Prepayments. If the Company has delivered a Prepayment Notice in accordance with Section 3(a)(i), then the Company shall pay to the Holder the Required Prepayment Amount in cash by wire transfer of immediately available funds to an account designated by the Holder. The Company may revoke

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

         the Prepayment Notice by delivering a writing notice (the "Prepayment Revoking Notice") to the Holder at any time after delivery but shall not be later than three (3) Business Days before the Optional Prepayment Date and the Company shall be no longer obligated to make the Optional Prepayment after the delivery of the Prepayment Revoking Notice; provided that if a Prepayment Notice is delivered and not revoked, the failure of the Company to prepay the Required Prepayment Amount set forth therein on the applicable Optional Prepayment Date shall constitute an Event of Default hereunder.

                           (iii)    Condition to Optional Prepayment.
         Notwithstanding anything to the contrary contained in this Section 3(a), the Company shall not be permitted to deliver any Prepayment Notice or to effect any Optional Prepayment at any time after any Event of Default, or any event that with the passage of time or the giving of notice (or both) and without being cured would constitute an Event of Default, has occurred and is continuing.

                  (b) Mandatory Payment by the Company on Maturity Date. If any Principal remains outstanding on the Maturity Date, then the Holder shall surrender this Note, duly endorsed for cancellation to the Company, and such Principal shall be redeemed by the Company as of the Maturity Date by payment on the Maturity Date to the Holder, by wire transfer of immediately available funds, of an amount equal to 100% of such Principal and any accrued but unpaid Interest.

         (4) Defaults and Remedies.
             ---------------------

                  (a) Events of Default. An "Event of Default" shall mean any of: (i) default in payment of any Principal or Required Prepayment Amount under this Note when and as due; (ii) default in payment of any Interest or other amount due on this Note that is not included in an amount described in the immediately preceding clause (i) that is not cured within five (5) Business Days from the date such or other amount was due; (iii) failure by the Company for 10 days to comply with any other provision of this Note in all material respects;
(iv) any default in payment of at least $100,000, individually or in the aggregate, under or acceleration prior to maturity of, or any event or circumstances arising such that, any person is entitled, or could, with the giving of notice and/or lapse of time and/or the fulfillment of any condition and/or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of at least $100,000 by the Company; (v) the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below); (A) commences a voluntary case or applies for a receiving order; (B) consents to the entry of an order for relief against it in an involuntary case or consents to any involuntary application for a receiving order; (C) consents to the appointment of a Custodian of it for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors; (vi) an involuntary case or other proceeding is commenced directly against the Company seeking liquidation, reorganization or other relief with respect to it or its indebtedness under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Bankruptcy Law proceeding remains undismissed and unstayed for a period of 45 days, or an order of relief is entered against the Company as debtor under the Bankruptcy Laws as are now or hereafter in effect; (vii) the Company breaches any covenant or other term or condition of the Security Agreement; (viii) the Company breaches any covenant or other term or condition of the Securities Purchase Agreement, the Warrants or this Note, except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least 20 days; (ix) one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against the Company involving, in the aggregate, a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $200,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of 30 days after the entry thereof; (x) there shall occur a Change of Control; (xi) any representation, warranty, certification or statement made by the Company in the Securities Purchase Agreement, the Warrants, this Note or the Security Agreement is incorrect in any material respect when made (or deemed made); or
(xii) any Lien created by any of the Security Agreement shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or the Company shall so assert. The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar U.S. federal or state law or law of any applicable foreign government or political subdivision thereof for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. Within two Business Days after the occurrence of any Event of Default, the Company shall deliver written notice thereof to the Holder.

                  (b) Remedies. If an Event of Default occurs and is continuing, the Holder may declare all of this Note, including all amounts due hereunder (the "Acceleration Amount"), to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses
(v) and (vi) of Section 4(a) above, all amounts due hereunder shall immediately become due and payable without further action or notice. In addition to any remedy the Holder may have under this Note and the Security Agreement, such unpaid amounts shall bear interest at the Default Rate. Nothing in this Section 4 shall limit any other rights the Holder may have under this Note or the Security Agreement.

         (5) Vote to Change the Terms of the Notes. The respective written consent of the Company and the Holder shall be required in order to affect any amendment, waiver or other modification of this Note.

         (6) Lost or Stolen Notes. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note of like tenor and date.

         (7) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under the Securities Purchase Agreement and the Security Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         (8) Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and Buyer pursuant to the Securities Purchase Agreement and shall not be construed against any person as the drafter hereof.

         (9) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         (10) Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the applicable section of the Securities Purchase Agreement.

         (11) Transfer of this Note. The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with applicable Securities Laws (if applicable) and the provisions of Section 2(f) of the Securities Purchase Agreement without the consent of the Company.

         (12) Cancellation. After all principal and other amounts at any time owed under this Note have been paid in full in accordance with the terms hereof, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

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

         (13) Note Exchangeable for Different Denominations. Subject to Section 3(d), in the event of an option, mandatory or scheduled payment of less than all of the Principal pursuant to the terms hereof, the Company shall, upon the request of Holder and tender of this Note promptly cause to be issued and delivered to the Holder, a new Note of like tenor representing the remaining Principal that has not been so repaid. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender. The date the Company initially issued this Note shall be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

         (14) Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each of the Company and the Holder consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each of the Company and the Holder waives its right to a trial by jury. Each of the Company and the Holder irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of the Company or the Holder to serve process in any other manner permitted by law.

         (15) Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Note, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word "including" in this Note shall be by way of example rather than limitation.

         (16) Signatures. In the event that any signature to this Note or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder. At the request of any party each other party shall promptly re-execute an original form of this Note or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Note or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

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

         IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by the undersigned as of the year and date first above written.



                                       FREEHAND SYSTEMS INTERNATIONAL, INC.


                                       By: /s/ KIM LORZ
                                           -------------------------------------
                                           Name:  Kim Lorz
                                           Title: President and CEO